UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2014

NN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Waters Edge Drive, Johnson City, Tennessee	37604
(Address of principal executive offices)	(Zip Code)

(423) 743-9151

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

EXPLANATORY NOTE

NN, Inc. (the “Company”) is filing this Current Report on Form 8-K/A (this “Amendment”) to amend its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2014 (the “Original 8-K”). The Company revised the investor presentation filed as Exhibit 99.3 to the Original 8-K. No other changes were made to the Original 8-K or the other exhibits filed therewith.

ITEM 8.01	OTHER EVENTS

On August 8, 2014, the Company posted a revised investor presentation to its website regarding the merger contemplated by that certain Agreement and Plan of Merger, dated July 18, 2014, by and among the Company, PMC Global Acquisition Corporation, a Michigan corporation, Autocam Corporation, a Michigan corporation, Newport Global Advisors, L.P., a Delaware limited partnership, solely in its capacity as a shareholder representative, and John C. Kennedy, solely in his capacity as a shareholder representative and with respect to certain sections of the merger agreement. A copy of the revised investor presentation is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Investor Presentation Slides, dated August 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2014	NN, INC.

	By:	/s/ William C. Kelly, Jr.
	Name:	William C. Kelly, Jr.
	Title:	Vice President and Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation Slides, dated August 8, 2014.